Exhibit 99.1

Republic Bancorp, Inc. Reports a 15% Increase in Year-to-Date Net Income with an 11% Increase in Second Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 19, 2012--Republic Bancorp, Inc. (“Republic” or the “Company”),is pleased to report net income of $92.1 million for the first six months of 2012, representing a $12.0 million, or 15%, increase over the first six months of 2011. Diluted Earnings per Class A Common Share increased to $4.38 for the first six months of 2012, while return on average assets (“ROA”) and return on average equity (“ROE”) during the same period were both industry-strong at 4.94% and 35.19%, respectively.

For the second quarter of 2012, Republic earned net income of $9.6 million, a $915,000, or 11%, increase over the second quarter of 2011. Diluted Earnings per Class A Common Share increased to $0.46 for the quarter. ROA and ROE were both solid during the quarter at 1.16% and 7.17%, respectively. As a result of Republic’s continued strong performance, the Company announced a 7% increase to its regular quarterly cash dividend payable in July. This represents the 12th consecutive year Republic has raised dividend payouts to its shareholders.

Steve Trager, Republic’s President and CEO, commented: “We are pleased with the second quarter results as we continue to experience solid organic loan growth while maintaining our conservative lending standards and strong capital base. Also, during the second quarter, we made great progress in integrating our recent acquisition of the loans and deposits of Tennessee Commerce Bank (“TCB”) and look forward to growing our customer base in the Nashville, Tennessee market. Not only was the TCB acquisition an immediate positive impact to our strong capital base the day we acquired it, it has also allowed the Company to gain valuable experience and knowledge that we look forward to utilizing in future acquisitions.”

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”) and Republic Bank.

The following chart highlights Republic’s second quarter and year-to-date 2012 financial performance compared to the same period in 2011:

	Three Months Ended		%	Six Months Ended		%
(dollars in thousands, except per share data)	6/30/12	6/30/11	Change	6/30/12	6/30/11	Change

Pre-Tax Net Income	$14,481	$14,110	3%	$142,187	$124,493	14%
Net Income	$9,578	$8,663	11%	$92,050	$80,075	15%
Diluted Earnings per Class A Share	$0.46	$0.41	12%	$4.38	$3.82	15%
ROA	1.16%	1.08%	7%	4.94%	4.40%	12%
ROE	7.17%	7.77%	-8%	35.19%	37.48%	-6%

Results of Operations for the Second Quarter of 2012 Compared to the Second Quarter of 2011

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking decreased slightly from $7.4 million during the second quarter of 2011 to $7.2 million during the second quarter of 2012. The decrease in Core Bank earnings was primarily the result of the pre-conversion operational costs associated with the TCB acquisition during the second quarter of 2012 and a $1.9 million security gain that the Company recorded during the second quarter of 2011. The Core Bank’s operations achieved positive results during the second quarter of 2012 from increased net interest income driven by solid year-over-year loan growth.

Net interest income within the Core Bank rose to $28.1 million for the second quarter of 2012, a solid increase of $1.7 million, or 6%, over the second quarter of 2011. The increase in net interest income for the quarter was attributable primarily to year-over-year growth in loans of $218 million. Included in the year-over-year growth in loans was $39 million in loans outstanding as of June 30, 2012 that were acquired as part of the TCB acquisition in January 2012. In addition, Republic’s existing franchise grew loans by $179 million since June 30, 2011 with $89 million of that growth attributable to the Company’s mortgage warehouse lending division. As a result, the Core Bank’s net interest margin remained healthy at 3.57% for the second quarter of 2012, compared to 3.50% for the second quarter of 2011.

The Core Bank’s provision for loan losses was slightly higher during the second quarter of 2012, increasing from $585,000 during the second quarter of 2011 to $831,000. Conversely, the Company’s delinquent loans to total loans and non-performing loans to total loans ratios were positively reduced to their lowest levels since 2007. The Core Bank’s overall credit metrics continue to be strong and place it among the highest performers in the banking industry.

The table below illustrates the Core Bank’s continuing solid credit quality ratios for the most recent quarter-ends and the previous three calendar year-ends.

	As of and for the:
	Quarter Ending		Year Ending

Core Banking Credit Quality Ratios	6/30/12	3/31/2012	12/31/11	12/31/10	12/31/09

Non-performing loans / Total loans	0.93%	1.03%	1.02%	1.30%	1.90%

Non-performing assets / Total loans including OREO	1.66%	2.02%	1.49%	1.84%	2.11%

Delinquent loans / Total loans	0.74%	1.14%	1.07%	1.24%	1.98%

Net loan charge-offs / Average loans	0.28%	0.65%	0.24%	0.51%	0.34%
(Annualized as of 6/30/12 and 3/31/12)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $7.9 million for the second quarter of 2012 compared to $8.7 million for the second quarter of 2011. As previously noted, the Core Bank recorded a $1.9 million security gain during the second quarter of 2011, as the Company repositioned a portion of its investment portfolio into securities with a shorter duration than those sold. Partially offsetting the prior year’s security gain was an increase in mortgage banking income during the second quarter of 2012. Overall, mortgage banking income increased from $924,000 during the second quarter of 2011 to $2.0 million during the second quarter of 2012, as application volume for long-term fixed rate mortgages increased from $78 million during the second quarter of 2011 to $143 million during the second quarter of 2012.

The Core Bank’s non-interest expenses increased $887,000, or 4%, for the second quarter of 2012 to $24.5 million. Included in non-interest expenses for the second quarter of 2012 were overhead expenses of $2.3 million related to the TCB acquisition. After the TCB core system conversion to Republic’s core systems on July 13, 2012, the on-going TCB-related overhead expenses are expected to be greatly reduced or further offset by additional revenue payments from the FDIC, as Republic continues to service a large number of TCB loans that were retained by the FDIC in the transaction.

Republic Processing Group

The Company has combined its previous business segment Tax Refund Solutions (“TRS”) with its relatively new prepaid card division, Republic Payment Solutions (“RPS”). Collectively, this combination is designated as the Republic Processing Group (“RPG”) for the Company’s business segment reporting. RPS is preparing to expand its client base into general purpose reloadable prepaid debit and payroll cards. This program is expected to serve as a source of fee income and low-cost deposits for the Company.

RPG, primarily through the TRS division, recorded net income of $2.4 million for the second quarter of 2012 compared to $1.3 million for the second quarter of 2011. The quarter-over-quarter increase in net income was primarily the result of a $2.0 million Civil Money Penalty (“CMP”) assessed by the FDIC during the second quarter of 2011. The CMP was later reduced to $900,000 during the fourth quarter of 2011, as part of Republic’s final settlement with the FDIC.

Additionally, RPG recorded a net credit of $365,000 to its provision for loan losses during the second quarter of 2012 compared to a net credit of $1.0 million for the second quarter of 2011. The net credit in both periods resulted from better-than-previously-projected paydowns within the Company’s Refund Anticipation Loan (“RAL”) portfolio. The estimated loss rate on RALs decreased from 1.49% of total RALs originated as of June 30, 2011 to 1.39% of total RALs originated as of June 30, 2012. The current year tax season represents the last season that RB&T will originate RALS. RB&T will continue to offer ERC/ERD products in the future.

TCB

During the first quarter of 2012, the Company recorded an initial bargain purchase gain of $27.9 million as a result of the TCB acquisition. The bargain purchase gain was realized because the overall price paid by RB&T was substantially less than the fair value of the TCB assets acquired and liabilities assumed in the transaction. During the second quarter of 2012 the Bank posted adjustments to the acquired assets for its FDIC-assisted acquisition in the determination of Day One fair values and recorded a slight decrease to the bargain purchase gain of $96,000, as additional information relative to the Acquisition Date fair values became available.

The bargain purchase gain originally recorded during the first quarter of 2012 was determined via a fair value calculation for all of the assets acquired and liabilities assumed in the transaction as of January 27, 2012 (the “Acquisition Date”). These fair value estimates are considered preliminary as of the Acquisition Date, and are subject to change for up to one year after the closing date of the acquisition, as additional information relative to Acquisition Date fair values becomes available. Generally, the decrease in the Company’s bargain purchase gain was the result of adjustments made to the projected cash flows of the acquired assets and liabilities. Overall, the contractual amount of the loans purchased reduced from $79 million as of March 31, 2012 to $52 million as of June 30, 2012. The carrying value of the loans purchased in the TCB transaction was $56 million as of March 31, 2012 compared to $39 million as of June 30, 2012.

Conclusion

“While I am very pleased with our results during the first half of 2012, I am even more optimistic about the potential for the future. Our industry strong credit quality and capital ratios have placed us in a position to take advantage of the many opportunities that may arise over the next few years. In particular, we remain steadfast in our desire to find additional TCB-like opportunities that provide immediate up-side potential to the Company’s shareholders. In addition, the opportunities in our existing markets continue to be favorable for a locally-based bank with a strong community-minded culture. All of us at Republic are very happy about where we are but even more excited about where we are going. As always, my pride in the past, my delight for the present and my optimism for the future allows me to once again say: “We were here for you yesterday. We are here for you today. We will be here for you tomorrow,” concluded Trager.

Republic Bancorp, Inc. (Republic) has 43 banking centers and is the parent company of Republic Bank & Trust Company (RB&T) and Republic Bank. RB&T has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville, three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany and one banking center in Franklin (Nashville), Tennessee. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Nationally, Republic Processing Group (“RPG”) facilitates the payment of federal and state tax refund products and offers prepaid cards. RPG is comprised of two distinct divisions: Tax Refund Solutions and Republic Payment Solutions. Republic offers internet banking at www.republicbank.com. Republic has $3.3 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	June 30, 2012	Dec. 31, 2011	June 30, 2011
Assets:
Cash and cash equivalents	$124,357	$362,971	$130,262
Investment securities	608,090	674,022	633,959
Loans held for sale	4,093	4,392	21,456
Loans	2,440,394	2,285,295	2,222,697
Allowance for loan losses	(22,510)	(24,063)	(25,931)
Federal Home Loan Bank stock, at cost	28,391	25,980	26,153
Premises and equipment, net	32,962	34,681	36,183
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	52,855	46,545	49,623
Total assets	$3,278,800	$3,419,991	$3,104,570

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$513,136	$408,483	$380,970
Interest-bearing	1,392,155	1,325,495	1,409,691
Total deposits	1,905,291	1,733,978	1,790,661

Deposits held for sale	-	-	35,383
Securities sold under agreements to repurchase and other short-term borrowings	194,412	230,231	218,227
Federal Home Loan Bank advances	538,555	934,630	519,799
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	59,589	27,545	53,517
Total liabilities	2,739,087	2,967,624	2,658,827

Stockholders' equity	539,713	452,367	445,743
Total liabilities and Stockholders' equity	$3,278,800	$3,419,991	$3,104,570
Average Balance Sheet Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Assets:
Investment securities, including FHLB stock	$680,134	$652,693	$685,230	$633,679
Federal funds sold and other interest-earning deposits	117,497	221,695	434,542	537,611
Loans and fees, including loans held for sale	2,406,180	2,192,819	2,422,756	2,245,854
Total earning assets	3,203,811	3,067,207	3,542,528	3,417,144
Total assets	3,302,987	3,208,936	3,727,091	3,640,771

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$533,649	$409,391	$727,546	$606,906
Interest-bearing deposits	1,414,427	1,454,006	1,542,296	1,671,500
Securities sold under agreements to
repurchase and other short-term borrowings	250,515	274,074	260,919	295,957
Federal Home Loan Bank advances	479,064	527,669	580,291	544,886
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,185,246	2,296,989	2,424,746	2,553,583
Stockholders' equity	534,576	446,132	523,135	427,334

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

Income Statement Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total interest income (1)	$33,814	$34,459	$113,401	$127,082
Total interest expense	5,502	7,630	11,869	16,282

Net interest income	28,312	26,829	101,532	110,800

Provision for loan losses	466	(439)	11,636	17,643

Non interest income:
Service charges on deposit accounts	3,286	3,736	6,589	7,160
Electronic refund check fees	6,147	6,584	77,896	87,646
Mortgage banking income	1,963	924	3,317	1,740
Debit card interchange fee income	1,441	1,493	2,997	2,977
Bargain purchase gain	(96)	-	27,803	-
Net gain on sales, calls and impairment of securities	-	1,907	56	1,628
Other	1,345	724	2,237	1,529
Total non interest income	14,086	15,368	120,895	102,680

Non interest expenses:
Salaries and employee benefits	14,313	13,250	31,284	30,489
Occupancy and equipment, net	5,144	5,001	11,218	11,298
Communication and transportation	961	878	3,622	3,387
Marketing and development	904	868	1,842	1,772
FDIC insurance expense	291	1,165	721	2,800
Bank franchise tax expense	703	714	2,634	2,279
Data processing	1,195	817	2,416	1,565
Debit card interchange expense	660	601	1,261	1,124
Supplies	529	314	1,478	1,208
Other real estate owned expense	555	378	1,160	859
Charitable contributions	200	234	2,878	5,532
Legal expense	527	979	895	2,339
FDIC civil money penalty	-	2,000	-	2,000
FHLB advance prepayment penalty	-	-	2,436	-
Other	1,469	1,327	4,759	4,692
Total non interest expenses	27,451	28,526	68,604	71,344

Income before income tax expense	14,481	14,110	142,187	124,493
Income tax expense	4,903	5,447	50,137	44,418

Net income	$9,578	$8,663	$92,050	$80,075

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

	As of and for the		As of and for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Per Share Data:
Basic average shares outstanding	20,958	20,936	20,957	20,937
Diluted average shares outstanding	21,017	20,994	21,034	20,992

End of period shares outstanding:
Class A Common Stock	18,658	18,635	18,658	18,635
Class B Common Stock	2,299	2,300	2,299	2,300

Book value per share	$ 25.75	$ 21.29	$ 25.75	$ 21.29
Tangible book value per share (2)	25.01	20.46	25.01	20.46

Earnings per share:
Basic earnings per Class A Common Stock	0.46	0.42	4.40	3.83
Basic earnings per Class B Common Stock	0.44	0.40	4.37	3.80
Diluted earnings per Class A Common Stock	0.46	0.41	4.38	3.82
Diluted earnings per Class B Common Stock	0.44	0.40	4.35	3.79

Cash dividends declared per share:
Class A Common Stock	0.165	0.154	0.319	0.297
Class B Common Stock	0.150	0.140	0.290	0.270

Performance Ratios:
Return on average assets	1.16%	1.08%	4.94%	4.40%
Return on average equity	7.17	7.77	35.19	37.48
Efficiency ratio (3)	65	71	31	33
Yield on average interest-earning assets	4.22	4.49	6.40	7.44
Cost of interest-bearing liabilities	1.01	1.33	0.98	1.28
Net interest spread	3.21	3.16	5.42	6.16
Net interest margin - Total Company	3.53	3.50	5.73	6.48
Net interest margin - Traditional Banking	3.57	3.50	3.58	3.42

Asset Quality Ratios:
Loans on non-accrual status	$ 22,578	$ 28,499	$ 22,578	$ 28,499
Loans past due 90 days or more and still on accrual	-	-	-	-
Total non-performing loans	22,578	28,499	22,578	28,499
Other real estate owned	18,345	12,012	18,345	12,012
Total non-performing assets	40,923	40,511	40,923	40,511

Total Company Credit Quality Ratios:
Non-performing loans to total loans	0.93%	1.28%	0.93%	1.28%
Non-performing assets to total loans (including OREO)	1.66	1.81	1.66	1.81
Non-performing assets to total assets	1.25	1.30	1.25	1.30
Allowance for loan losses to total loans	0.92	1.17	0.92	1.17
Allowance for loan losses to non-performing loans	100	91	100	91
Delinquent loans to total loans (4)	0.74	1.28	0.74	1.28
Net loan charge-offs to average loans (annualized)	0.28	0.51	1.09	1.32

Traditional Banking Credit Quality Ratios:
Non-performing loans to total loans	0.93	1.28	0.93	1.28
Non-performing assets to total loans (including OREO)	1.66	1.81	1.66	1.81
Non-performing assets to total assets	1.26	1.31	1.26	1.31
Allowance for loan losses to total loans	0.92	1.17	0.92	1.17
Allowance for loan losses to non-performing loans	100	91	100	91
Delinquent loans to total loans (4)	0.74	1.28	0.74	1.28
Net loan charge-offs to average loans (annualized)	0.28	0.17	0.46	0.19

Other Information:
End of period full-time equivalent employees	749	733	749	733
Number of banking centers	43	43	43	43

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Assets:
Cash and cash equivalents	$124,357	$186,504	$362,971	$75,573	$130,262
Investment securities	608,090	630,298	674,022	702,142	633,959
Mortgage loans held for sale	4,093	4,459	4,392	4,721	7,167
Loans held for sale	-	17,003	-	-	14,289
Loans	2,440,394	2,394,787	2,285,295	2,219,916	2,222,697
Allowance for loan losses	(22,510)	(23,732)	(24,063)	(23,945)	(25,931)
Federal Home Loan Bank stock, at cost	28,391	28,439	25,980	26,153	26,153
Premises and Equipment, net	32,962	34,321	34,681	34,044	36,183
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	52,855	62,587	46,545	46,369	49,623
Total assets	$3,278,800	$3,344,834	$3,419,991	$3,095,141	$3,104,570

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$513,136	$595,498	$408,483	$385,511	$380,970
Interest-bearing	1,392,155	1,453,301	1,325,495	1,416,887	1,409,691
Total deposits	1,905,291	2,048,799	1,733,978	1,802,398	1,790,661

Deposits held for sale	-	-	-	-	35,383
Securities sold under agreements to repurchase and other short-term borrowings	194,412	225,719	230,231	227,504	218,227
Federal Home Loan Bank advances	538,555	413,593	934,630	524,731	519,799
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	59,589	81,990	27,545	46,197	53,517
Total liabilities	2,739,087	2,811,341	2,967,624	2,642,070	2,658,827

Stockholders' equity	539,713	533,493	452,367	453,071	445,743
Total liabilities and Stockholders' equity	$3,278,800	$3,344,834	$3,419,991	$3,095,141	$3,104,570

Average Balance Sheet Data
	Quarterly Comparison
	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Assets:
Investment securities, including FHLB stock	$680,134	$690,328	$735,336	$711,050	$652,693
Federal funds sold and other interest-earning deposits	117,497	590,863	126,045	68,108	221,695
Loans and fees, including loans held for sale	2,406,180	2,439,331	2,255,757	2,237,559	2,192,819
Total earning assets	3,203,811	3,720,522	3,117,138	3,016,717	3,067,207
Total assets	3,302,987	4,153,256	3,246,296	3,147,230	3,208,936

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$533,649	$922,628	$430,705	$396,568	$409,391
Interest-bearing deposits	1,414,427	1,670,167	1,379,159	1,444,577	1,454,006
Securities sold under agreements to repurchase and other short-term borrowings	250,515	271,322	275,085	249,002	274,074
Federal Home Loan Bank advances	479,064	681,518	625,047	517,739	527,669
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,185,246	2,664,247	2,320,531	2,252,558	2,296,989
Stockholders' equity	534,576	511,694	454,343	449,177	446,132

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Total interest income (5)	$33,814	$79,587	$33,607	$34,426	$34,459
Total interest expense	5,502	6,367	6,710	7,263	7,630
Net interest income	28,312	73,220	26,897	27,163	26,829

Provision for loan losses	466	11,170	463	(140)	(439)

Non interest income:
Service charges on deposit accounts	3,286	3,303	3,524	3,421	3,736
Electronic refund check fees	6,147	71,749	124	425	6,584
Mortgage banking income	1,963	1,354	807	1,352	924
Debit card interchange fee income	1,441	1,556	1,399	1,415	1,493
Bargain purchase gain	(96)	27,899	-	-	-
Gain on sale of banking center	-	-	-	2,856	-
Net gain on sales, calls and impairment
of securities	-	56	77	301	1,907
Other	1,345	892	537	706	724
Total non interest income	14,086	106,809	6,468	10,476	15,368

Non interest expenses:
Salaries and employee benefits	14,313	16,971	11,332	13,145	13,250
Occupancy and equipment, net	5,144	6,074	5,277	5,138	5,001
Communication and transportation	961	2,661	1,227	1,081	878
Marketing and development	904	938	729	736	868
FDIC insurance expense	291	430	707	918	1,165
Bank franchise tax expense	703	1,931	653	713	714
Data processing	1,195	1,221	855	787	817
Debit card interchange expense	660	601	549	566	601
Supplies	529	949	736	409	314
Other real estate owned expense	555	605	889	608	378
Charitable contributions	200	2,678	223	178	234
Legal expense	527	368	846	784	979
FDIC civil money penalty	-	-	(1,100)	-	2,000
FHLB advance prepayment penalty	-	2,436	-	-	-
Other	1,469	3,290	1,616	1,375	1,327
Total non interest expenses	27,451	41,153	24,539	26,438	28,526

Income before income tax expense	14,481	127,706	8,363	11,341	14,110
Income tax expense	4,903	45,234	2,159	3,471	5,447

Net income	$9,578	$82,472	$6,204	$7,870	$8,663

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

	As of and for the Three Months Ended
	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Per Share Data:
Basic average shares outstanding	20,958	20,956	20,954	20,953	20,936
Diluted average shares outstanding	21,017	21,055	20,996	20,994	20,994

End of period shares outstanding:
Class A Common Stock	18,658	18,662	18,652	18,655	18,635
Class B Common Stock	2,299	2,299	2,300	2,300	2,300

Book value per share	$ 25.75	$ 25.45	$ 21.59	$ 21.62	$ 21.29
Tangible book value per share (2)	25.01	24.69	20.81	20.81	20.46

Earnings per share:
Basic earnings per Class A Common Stock	0.46	3.94	0.30	0.38	0.42
Basic earnings per Class B Common Stock	0.44	3.92	0.28	0.36	0.40
Diluted earnings per Class A Common Stock	0.46	3.92	0.30	0.38	0.41
Diluted earnings per Class B Common Stock	0.44	3.90	0.28	0.36	0.40

Cash dividends declared per share:
Class A Common Stock	0.165	0.154	0.154	0.154	0.154
Class B Common Stock	0.150	0.140	0.140	0.140	0.140

Performance Ratios:
Return on average assets	1.16%	7.94%	0.76%	1.00%	1.08%
Return on average equity	7.17	64.47	5.46	7.01	7.77
Efficiency ratio (3)	65	23	74	71	71
Yield on average interest-earning assets	4.22	8.56	4.31	4.56	4.49
Cost of interest-bearing liabilities	1.01	0.96	1.16	1.29	1.33
Net interest spread	3.21	7.60	3.15	3.27	3.16
Net interest margin - Total Company	3.53	7.87	3.45	3.60	3.50
Net interest margin - Traditional Banking	3.57	3.58	3.56	3.61	3.50

Asset Quality Data:
Loans on non-accrual status	$ 22,578	$ 24,710	$ 23,306	$ 23,822	$ 28,499
Loans past due 90 days or more and still on accrual	-	-	-	-	-
Total non-performing loans	22,578	24,710	23,306	23,822	28,499
Other real estate owned	18,345	24,149	10,956	11,185	12,012
Total non-performing assets	40,923	48,859	34,262	35,007	40,511

Total Company Credit Quality Ratios:
Non-performing loans to total loans	0.93%	1.03%	1.02%	1.07%	1.28%
Non-performing assets to total loans (including OREO)	1.66	2.02	1.49	1.57	1.81
Non-performing assets to total assets	1.25	1.46	1.00	1.13	1.30
Allowance for loan losses to total loans	0.92	0.99	1.05	1.08	1.17
Allowance for loan losses to non-performing loans	100	96	103	101	91
Delinquent loans to total loans (4)	0.74	1.14	1.07	0.90	1.28
Net loan charge-offs to average loans (annualized)	0.28	1.89	0.06	0.33	0.51

Traditional Banking Credit Quality Ratios:
Non-performing loans to total loans	0.93	1.03	1.02	1.07	1.28
Non-performing assets to total loans (including OREO)	1.66	2.02	1.49	1.57	1.81
Non-performing assets to total assets	1.26	1.51	1.10	1.14	1.31
Allowance for loan losses to total loans	0.92	0.98	1.05	1.08	1.17
Allowance for loan losses to non-performing loans	100	95	103	101	91
Delinquent loans to total loans (4)	0.74	1.14	1.07	0.90	1.28
Net loan charge-offs to average loans (annualized)	0.28	0.65	0.15	0.45	0.17

Other Information:
End of period full-time equivalent employees	749	723	710	705	733
Number of banking centers	43	43	42	42	43

Republic Bancorp, Inc. Financial Information
Second Quarter 2012 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of June 30, 2012, the Company was divided into three distinct segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”).

Nationally, through Republic Bank & Trust Company or Republic Bank, RPG facilitates the receipt and payment of federal and state tax refund products or offers various types of prepaid cards. RPG is comprised of two distinct divisions: Tax Refund Solutions (“TRS”) and Republic Payment Solutions (“RPS”). RPS is preparing to offer general purpose reloadable (“GPR”) prepaid debit, payroll, gift and incentive cards. This program will serve as a source of fee income and low-cost deposits. For the projected near term as the program is established, the operating results of the RPS division are expected to be immaterial to the Company’s overall results of operations and will therefore not be reported as a separate business segment until such time, if any, that it becomes material.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes which are not segment specific are allocated based on income before income tax expense. Transactions among reportable segments are made at fair value.

Segment information for the three and six months ended June 30, 2012 and 2011 follows:

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

	Three Months Ended June 30, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,090	$53	$169	$28,312

Provision for loan losses	831	-	(365)	466

Electronic refund check fees	-	-	6,147	6,147
Mortgage banking income	-	1,963	-	1,963
Bargain purchase gain	(96)	-	-	(96)
Other non interest income	6,036	11	25	6,072
Total non interest income	5,940	1,974	6,172	14,086

Total non interest expenses	23,590	923	2,938	27,451

Gross operating profit	9,609	1,104	3,768	14,481
Income tax expense	3,129	386	1,388	4,903
Net income	$6,480	$718	$2,380	$9,578

Segment end of period assets	$3,248,453	$9,847	$20,500	$3,278,800

Net interest margin	3.57%	NM	NM	3.53%

	Three Months Ended June 30, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$26,393	$69	$367	$26,829

Provision for loan losses	585	-	(1,024)	(439)

Electronic refund check fees	-	-	6,584	6,584
Mortgage banking income	-	924	-	924

Net gain on sales, calls and impairment of securities	1,907	-	-	1,907
Other non interest income	5,893	23	37	5,953
Total non interest income	7,800	947	6,621	15,368

Total non interest expenses	22,679	947	4,900	28,526

Gross operating profit (loss)	10,929	69	3,112	14,110
Income tax expense (benefit)	3,612	24	1,811	5,447
Net income (loss)	$7,317	$45	$1,301	$8,663

Segment end of period assets	$3,067,290	$14,695	$22,585	$3,104,570

Net interest margin	3.50%	NM	NM	3.50%

Republic Bancorp, Inc. Financial Information Second Quarter 2012 Earnings Release (continued)

	Six Months Ended June 30, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$55,962	$173	$45,397	$101,532

Provision for loan losses	3,962	-	7,674	11,636

Electronic refund check fees	-	-	77,896	77,896
Mortgage banking income	-	3,317	-	3,317
Net gain on sales, calls and impairment of securities	56	-	-	56
Bargain purchase gain	27,803	-	-	27,803
Other non interest income	11,618	16	189	11,823
Total non interest income	39,477	3,333	78,085	120,895

Total non interest expenses	50,634	2,077	15,893	68,604

Gross operating profit	40,843	1,429	99,915	142,187
Income tax expense	14,005	500	35,632	50,137
Net income	$26,838	$929	$64,283	$92,050

Segment end of period assets	$3,248,453	$9,847	$20,500	$3,278,800

Net interest margin	3.58%	NM	NM	5.73%

	Six Months Ended June 30, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$51,521	$191	$59,088	$110,800

Provision for loan losses	4,907	-	12,736	17,643

Electronic refund check fees	-	-	87,646	87,646
Mortgage banking income	-	1,740	-	1,740
Net gain on sales, calls and impairment of securities	1,628	-	-	1,628
Other non interest income	11,296	25	345	11,666
Total non interest income	12,924	1,765	87,991	102,680

Total non interest expenses	45,775	2,050	23,519	71,344

Gross operating profit (loss)	13,763	(94)	110,824	124,493
Income tax expense (benefit)	3,970	(33)	40,481	44,418
Net income (loss)	$9,793	$(61)	$70,343	$80,075
Segment end of period assets	$3,067,290	$14,695	$22,585	$3,104,570
Net interest margin	3.42%	NM	NM	6.48%

Republic Bancorp, Inc. Financial Information
Second Quarter 2012 Earnings Release (continued)

_____________________________________

(1) – The amount of loan fee income included in total interest income was $1.3 million and $1.1 million for the quarters ended June 30, 2012 and 2011. The amount of loan fee income included in total interest income was $47.3 million and $60.4 million for the six months ended June 30, 2012 and 2011.

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Total stockholders' equity (a)	$539,713	$533,493	$452,367	$453,071	$445,743
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	104	113	58	73	87
Less: Mortgage servicing rights	5,351	5,606	6,087	6,688	7,169
Tangible stockholders' equity (c)	$524,090	$517,606	$436,054	$436,142	$428,319

Total assets (b)	$3,278,800	$3,344,834	$3,419,991	$3,095,141	$3,104,570
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	104	113	58	73	87
Less: Mortgage servicing rights	5,351	5,606	6,087	6,688	7,169
Tangible assets (d)	$3,263,177	$3,328,947	$3,403,678	$3,078,212	$3,087,146

Total stockholders' equity to total assets (a/b)	16.46%	15.95%	13.23%	14.64%	14.36%
Tangible stockholders' equity to tangible assets (c/d)	16.06%	15.55%	12.81%	14.17%	13.87%

Number of shares outstanding (e)	20,957	20,961	20,952	20,955	20,935

Book value per share (a/e)	$25.75	$25.45	$21.59	$21.62	$21.29
Tangible book value per share (c/e)	25.01	24.69	20.81	20.81	20.46

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – Equals total loans exceeding 30 days past due divided by total loans.

(5) – The amount of loan fee income included in total interest income per quarter was as follows: $1.3 million (quarter ended June 30, 2012), $46.0 million (quarter ended March 31, 2012), $788,000 (quarter ended December 31, 2011), $1.1 million (quarter ended September 30, 2011) and $1.1 million (quarter ended June 30, 2011).

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer